Exhibit 99.2

EMPLOYMENT AGREEMENT

          This Agreement is made as of the 3rd day of July, 2008 between Jeffrey M. Farber (the "Executive") and GAMCO Investors, Inc. (the "Company"), a Delaware corporation headquartered in Rye, New York.

          WHEREAS, the Company desires to employ the Executive as its Executive Vice President – Finance/Corporate Development and Chief Financial Officer, and the Executive desires to accept such employment, in each case on the terms and conditions set forth herein; and

          NOW THEREFORE, in consideration of the promises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound hereby, agree as follows:

1.  Employment.

   (a)  The Company employs the Executive and the Executive agrees to work for the Company under the terms and conditions set forth herein.

2.  Duties and Reporting Relationships.

   (a)  The Executive shall be employed as the Executive Vice President – Finance/Corporate Development and Chief Financial Officer of the Company, reporting to the Company’s Chairman and Chief Executive Officer.   The Executive’s oversight responsibilities will include finance, business development, legal, information technology, human resources and facilities, exclusive of responsibilities for research, portfolio management, marketing and coordination of client relationship matters and sales.  The functions of management information systems, compliance, human resources, legal and accounting will report to the Executive, except as and to the extent otherwise required by policies established by the Company’s Board of Directors or by applicable law or regulation.  The Executive shall perform additional services for the Company within his expertise and experience as may be reasonably assigned to him from time to time at the direction of the Chairman and Chief Executive Officer of the Company.

   (b)  The Executive’s principal place of employment shall be located in Rye, New York or in Connecticut.

   (c)  While employed by the Company, the Executive shall devote substantially all of his business time, skill, labor and attention to the affairs of the Company and his job responsibilities and duties, shall promptly and faithfully do and perform all services pertaining thereto that are or may hereafter be required of him by the Company and shall not engage in any activities involving a conflict of interest with the business or trade relationships of the Company without the written consent of the Company.  Consistent with the above, the Executive (i) shall be entitled to such vacation days, holidays, personal days, sick days and disability leave as apply under the Company’s policies for senior executives, (ii) may attend to such personal and family financial, medical and legal matters as may arise from time to time, provided that they do not materially interfere with the performance of his responsibilities, (iii) subject to corporation code of conduct may continue to be, or become, a wholly passive investor in publicly traded debt or equity securities of any entity, (iv) may continue to be a passive investor or limited partner in those limited partnerships in which he has current investments listed on the Schedule of Limited Partnerships submitted prior to the effective date of this Agreement by the Executive to the Company and approved by the Company in writing following legal and compliance review, (v) subject to priority of GBL SEC reporting requirements may attend, if and as necessary, to any legal or other matters relating to his transition out of his former firm and/or his status as an former officer of such firm, and (vi) shall be permitted to hold such Board memberships as are approved in writing by the Company and to participate at a reasonable level in activities of professional groups and industry groups.

3.  Compensation.

   (a)  Subject to Section 6, as compensation for the services rendered by the Executive pursuant to this Agreement, the Executive will be paid for the periods from July 1, 2008 through December 31, 2008 and from January 1, 2009 through December 31, 2009, and for any subsequent period covered by a mutually agreed-on term extension that occurs under Section 6(a) below, twenty percent (20%) of the Incentive-Based Management Fee (“IBMF”) which Mario J. Gabelli (or an entity designated by Mr. Gabelli) would be entitled to receive under his  Employment Agreement, as it may be amended, were it not for this Agreement as a percentage-based portion of the Company’s aggregate annual pre-tax profits.   For purposes of this Section 3, the Executive’s 2008 Target Cash Compensation shall be calculated from July 1, 2008 so long as the Executive actually starts employment with the Company on or about July 21, 2008.  Notwithstanding the above provisions of Section 3, the Executive’s compensation shall be subject to review and mutually agreed upon adjustment if and to the extent the Executive’s compensation would not be deductible pursuant Section 162(m) of the Internal Revenue Code of 1986, as amended, (the “Code”) or other similar limitations on deductibility by the Company.

   (b)  For the portion of the Company’s current fiscal year ending December 31, 2008:

(i)  the Executive shall be entitled to the minimum amount of cash compensation equal to One Million Two Hundred Fifty Thousand Dollars ($1,250,000), provided that the Executive commences active employment with the Company on or about July 21, 2008 and otherwise prorated to reflect the date the Executive commences employment with the Company if active employment by the Executive commences after July 31, 2008 (the “Minimum 2008 Cash Compensation”), payable in six (6) equal installments of Two Hundred Eight Thousand Three Hundred Thirty-Three Dollars  ($208,333); and

(ii)  the Executive shall be entitled to payment of the amount, if any, by which his Target Cash Compensation attributable to the period July 1, 2008 through December 31, 2008 exceeds the amount of his Minimum 2008 Cash Compensation for such period paid under Section 3(b)(i), which payment shall be made concurrent with that received by Mr. Gabelli, with the timing of Mr. Gabelli’s payment determined by the Compensation Committee.

(c)  For the Company’s fiscal year ending December 31, 2009:

(i)  the Executive shall be entitled to the minimum amount of cash compensation equal to Three Million Dollars ($3,000,000) (the “Minimum 2009 Cash Compensation”), payable in twelve (12) equal installments of Two Hundred Fifty Thousand Dollars ($250,000);  and

(ii)  the Executive shall be entitled to payment of the amount, if any, by which his Target Cash Compensation attributable to the period January 1, 2009 through December 31, 2009 exceeds the amount of his Minimum 2009 Cash Compensation for such period paid under Section 3(c)(i), which payment shall be made as per the 2008 payment. To receive this target cash compensation, Executive must be employed for the entire calendar year of 2009. There will be no pro-rata payments of the target compensation for 2009.

(iii)  Any rights to receive payments pursuant to Section 3(b) or 3(c) shall not survive the term of the Executive's employment except as specifically set forth in Section 6 of this Agreement, and shall be subject to the Executive’s payout rights, if any, under Section 6.

(d)  Any issues or disputes concerning the Company’s fulfillment of its obligations with respect to the Executive's compensation pursuant to this Agreement will be decided by arbitration pursuant to Section 17 below.

        4.  Other Compensation.

           (a)  Restricted Stock Awards

               (i)   The Executive shall be eligible to participate in the GAMCO Investors, Inc. Stock Award and Incentive Plan (the “Plan”), a copy of which the Executive has received.  The Executive shall be granted an initial award under the Plan with respect to 25,000 shares of Restricted Stock (as such term is defined in the Plan) which shall be subject in all respects to restrictions on transfer and the vesting and forfeiture terms set forth in the GAMCO Investors, Inc. Stock Award and Incentive Plan Restricted Stock Award and the Plan.  Executive shall execute Award Agreement.

              (ii)  The Executive shall be eligible for a discretionary annual long-term restricted stock award in December of each year of his employment by the Company on such terms as may be established by the Company for grants to senior executives.  Any such grant/award by the Company of a restricted stock award is strictly discretionary, will be made (if made) under the Plan or the Company’s then existing restricted stock or equity incentive plan and will be subject to all of the terms and conditions set forth in the then applicable plan documents and award agreements as they may be amended from time to time.

           (b)  The Executive shall be eligible for such additional compensation on account of new investors or new accounts brought in by the Executive, or other revenue generating activities by the Executive, as may apply under the Company’s policies in effect from time to time, on a basis no less favorable to the Executive than what applies generally to other senior executives generating such new investors, new accounts or new revenues.

        5.  Benefits, Expense Reimbursements and Officer Liability Insurance and Indemnification Coverages.

           (a)   The Executive shall be entitled to participate in all group health and insurance programs and all other fringe benefit or retirement plans and such policies and programs which the Company may, in its sole and absolute discretion, elect to make available on terms no less favorable than applicable generally to its other senior executives.

           (b)  The Executive also shall be entitled to reimbursement of reasonable expenses for travel, entertainment and other business expenses incurred in connection with the Company’s business in accordance with the Company’s policies and practices.

           (c)  During his employment by the Company and after the termination of his employment, the Executive shall, with respect to any claims brought against him in his capacity as an officer of the Company, be fully covered by (i) the officer liability insurance maintained by the Company for its officers, on a basis no less favorable to Executive than that which applies at the time to other senior officers of the Company, and (ii) the officer indemnification provided by the Company to its officers, on a basis no less favorable to Executive than that which applies at the time to other senior officers of the Company.

        6.  Term.

           (a)  The term of the Executive’s employment pursuant to this Agreement shall commence on July 21, 2008 and continue through December 31, 2009 (the “Expiration Date”), unless extended or terminated pursuant to this Section 6 and subject to the entitlements, if any, set forth in this Section 6.  After the Expiration Date, unless the Executive and the Company agree in writing to extend the term of the Executive’s employment, the Executive's employment will be "at-will" and either the Executive or the Company may terminate such employment for any reason, and neither party will be required to give cause for termination to the other, provided that the Executive shall remain entitled to be paid no later than February of the following year any unpaid Minimum or Target 2009 Cash Compensation.

           (b)  Prior to the Expiration Date, the Executive’s employment shall terminate upon:

              (i)  the Executive's resignation with “Good Reason” as hereinafter defined in Section 6(c) or without Good Reason,

              (ii)  the Executive's death,

             (iii)  the Executive’s Disability, defined as the Executive’s inability, and resulting failure, due to physical or mental illness or injury to perform substantially and continuously the material and essential functions and responsibilities as set forth in this Agreement for more than one hundred eighty (180) days in any period of twelve (12) consecutive months.

              (iv)  the Company’s written notice to the Executive that the Company is terminating the Executive’s employment, which notice shall state whether the Executive’s employment is being terminated for “Cause” as hereinafter defined in Section 6(f) or without Cause.

           (c)  If the Executive resigns for any reason other than (i) a sale of the Company or (ii) Good Reason as defined in this Section 6(c), the Company shall pay the Executive the portion of his Minimum 2008 Cash Compensation and/or his Minimum 2009 Cash Compensation under Sections 3(b)(i) and 3(c)(i) earned through the date of his employment termination but not yet paid plus such additional compensation, if any, set forth in Section 4(b) as the Executive shall have earned through the date of his employment termination but not yet been paid, and the Company shall have no further obligations and the Executive shall have no further rights hereunder (including with respect to any  Grant Shares which have not vested as of the date of the Executive’s resignation and which shall automatically be forfeited by the Executive as of such  date).  As used in this Agreement, “Good Reason” means any unconsented-to reduction in the Executive’s Target Cash Compensation, Minimum 2008 Cash Compensation or Minimum 2009 Cash Compensation or any material breach of this Agreement by the Company that is not cured by the Company within thirty (30) days following written notice of such breach by the Executive within ninety (90) days after the occurrence of such breach, accompanied by a detailed explanation and a reasonable opportunity for the Company to cure, if and to the extent curable.  If the Executive resigns on or prior to the Expiration Date without Good Reason, the Executive shall provide the Company with at least sixty (60) days’ notice prior to terminating his employment under this Agreement; provided, however, that the Company in its sole discretion may waive such notice and accept the Executive's resignation on any earlier date.

           (d)  In the event of a sale, defined as a sale by GGCP of over one half of its ownership of B shares (currently 20.4 million) for cash or stock or combination thereof to a third party, the Executive will be paid an amount representing the capitalization of the Incentive Based Management Fees, calculated based upon the Executive’s then applicable percentage share of the Incentive-Based Management Fee at the time the proceeds are received.  (If the Executive’s continued employment by the Company after the sale is not requested by both the buyer and/or Mario J. Gabelli, or if the Executive is terminated without Cause or terminates for Good Reason or due to death or Disability during the first six months after the sale, the Executive will remain entitled to the payment described in the proceeding sentence).  For example, if the company were sold at 15x trailing pre-management fee operating profits it is expected that the terms of sale include a monetization of the management incentive fee at a comparable multiple.  The recipients entitled to share in the incentive fee would then share pari passu when the payment is received.  In this case, the Executive would be entitled to receive 20% of such payment.

           (e)  If the Executive dies, resigns for good reason, or his employment is terminated because of disability or terminated by the Company without cause, the Executive or his estate shall be entitled to receive his Minimum 2008 Cash Compensation and/or Minimum 2009 Cash Compensation plus any unpaid amounts, if any, earned under Section 4(b) – in each case, through the date of his death or such termination for Disability, plus his Minimum 2008 Cash Compensation and Minimum 2009 Cash Compensation for the lesser of twelve (12) additional months or the balance of the period ending December 31, 2009, and the Company shall have no further obligations and the Executive shall have no further rights hereunder.

           (f)  If the Company terminates the Executive's employment for Cause, the Executive shall be entitled to receive his Minimum 2008 Cash Compensation and/or Minimum 2009 Cash Compensation earned through the date of such termination and the Company shall have no further obligations and the Executive shall have no further rights hereunder.  As used in this Agreement, termination for "Cause" means that the Executive (i) is convicted of, or pleads nolo contendere to, a felony, a misdemeanor of moral turpitude or involving dishonesty, breach of trust or unethical business conduct, or any misdemeanor involving the business of the Company; (ii) engages in conduct to the material detriment of the Company that constitutes (1) willful misconduct, (2) willful or gross neglect, (3) fraud, (4) misappropriation, (5) embezzlement, (6) theft or (7) a material reportable violation of the securities industry laws, rules or regulations, including the rules and regulations of any self-regulatory organization; (iii) fails to perform his duties in a manner which constitutes his willful refusal to perform, or gross neglect of, his duties consistent with the directions of the Chairman and Chief Executive Officer of the Company or with the policies and practices of the Company, which refusal or neglect remains uncured for a period of five (5) days following notice by the Company to the Executive; or (iv) breaches this Agreement or any provision of the Company’s code of conduct or code of ethics as it may be stated or revised from time to time in any material respect, which breach remains uncured (if curable) for a period of ten (10) days following written notice by the Company to the Executive.  For purposes of the above definition, (i) no act or omission by the Executive will be treated as “willful” unless it is taken by the Executive in bad faith and without a reasonable belief that the Executive’s act or omission was in the best interests of the Company, and (ii) any act or omission by the Executive (A) taken at the direction of the Board or a Board Committee or based upon express authority given pursuant to any action taken by the Board or a Board Committee, or (B) taken at the direction of the Chairman/Chief Executive Officer, or (C) based on the advice of internal and external legal counsel for the Company will be deemed taken in good faith and in the best interests of the Company.  In addition, the Executive shall be entitled, on five (5) days’ notice, to a hearing before the Board or a committee designated by it with the Executive’s counsel present before any termination for Cause becomes effective.

        7.  Extent of Service-Restrictive Covenant.

           (a)  The Executive recognizes that the business of the Company is international in scope and that the services to be performed hereunder and the methods employed by the Company are such as will place the Executive in close business and personal relationships with the clients and employees of the Company.  Therefore, from and after the date of this Agreement and for the duration of any payments of Target Cash Compensation, Minimum 2008 Cash Compensation, Minimum 2009 Cash Compensation or sums pursuant to Section 4(b) made by the Company to the Executive pursuant to this Agreement, unless acting as an officer or employee of the Company, the Executive shall not, directly or indirectly, for his own benefit or for, with, or through any other person, firm or corporation own, manage, operate, join, control, loan money to or participate in the ownership, management, operation or control of, or be connected with, as owner, partner, joint venturer, director, employee, officer, consultant, broker, agent, stockholder, licensor, licensee, or in any other capacity whatsoever, engage or become interested in, acquiesce in the use of his name in, or have any connection with, any business which is the same as, similar to or competitive with any of the business activities in which the Company or any affiliates thereof are engaged during such period, except as to: (i) investments as a wholly passive investor in those limited partnerships listed on the Schedule of Limited Partnerships submitted prior to the effective date of this Agreement by the Executive to the Company and approved by the Company in writing following legal and compliance review, (ii) investments as a wholly passive investor in publicly traded debt or equity securities, (iii) investments as to which the Executive receives the prior written consent of the Company following legal and compliance review, which consent shall not be unreasonably withheld, (iv) normal relationships as a customer with respect to banking and brokerage accounts of the Executive or (v) the transition matters referred to in Section 2(c)(v) above.

        8.  Disclosure of Information.

           (a)            The Executive shall not, except as required by his employment by the Company, either while employed by the Company or at any time thereafter, publish, disclose or make available to any person, firm, organization or corporation, or utilize any confidential or proprietary information concerning the business or affairs of the Company, its staff, clients, customers or investment company shareholders, which may have been acquired by the Executive in the course of or as an incident to such employment, including but not limited to any client, customer or investment company shareholder list of the Company, whether for the benefit of the Executive, or to the detriment of the Company, its staff, clients, customers or investment company shareholders, or otherwise.  As used in this Section 8, "confidential or proprietary information" shall mean any information of the Company referred to above, but excluding information which is or comes into the public domain or is widely known within the financial services industry (outside of the Company) through no fault of the Executive, or which the Executive obtains after the termination of his employment by the Company under this Agreement from a third party who has the right to disclose such information, or which was known to the Executive prior to becoming an employee of the Company.  As used in this Section 8, "Company" shall include GAMCO Investors, Inc., GAMCO Asset Management Inc., Gabelli Funds, LLC, Gabelli Securities, Inc., Gabelli & Company, Inc., Teton Advisors, Inc., Gabelli Fixed Income L.L.C., Darien Associates L.L.C., Gabelli Fixed Income Distributors, Inc., Gabelli Fixed Income, Inc., Gabelli & Partners, LLC, GGCP, Inc. and their parents, subsidiaries, affiliates, divisions and successors.

        9.  Protection of the Company's Business.

           (a)  While in the employ of the Company and for the period specified in this Section 9(a) after the Executive leaves the employ of the Company for any reason, the Executive agrees that he is prohibited from soliciting an employee or representative of the Company to become an employee or representative of any other person, firm, corporation or entity, with respect to any services or products directly competitive with any services or products offered, sold, delivered or provided by the Company in the New York metropolitan area or geographic areas serviced by or assigned to the Executive.  This restriction shall be in effect during the Executive's employment and for two (2) years subsequent to the Executive's termination of employment with the Company.

           (b)  While in the employ of the Company and for the period specified in this Section 9(b) after the Executive leaves the employ of the Company for any reason, the Executive agrees that he is prohibited from soliciting a client, customer, investment company shareholder or account of the Company to become a client, customer, investment company shareholder or account of any other person, firm, corporation or entity, with respect to any services or products directly competitive with any services or products offered, sold, delivered or provided by the Company in the New York metropolitan area or geographic areas serviced by or assigned to the Executive.  This restriction shall be in effect during the Executive's employment and for ninety (90) days subsequent to the Executive's termination of employment with the Company, except that the restriction shall be in effect for six (6) months if the termination occurs prior to July 1, 2009 and is covered by Section 6(e) above.

           (c)  As used in this Section 9, "Company" shall include GAMCO Investors, Inc., GAMCO Asset Management Inc., Gabelli Funds, LLC, Gabelli Securities, Inc., Gabelli & Company, Inc., Teton Advisors, Inc., Gabelli Fixed Income L.L.C., Darien Associates L.L.C., Gabelli Fixed Income Distributors, Inc., Gabelli Fixed Income, Inc., Gabelli & Partners, LLC, GGCP, Inc. and their parents, subsidiaries, affiliates, divisions and successors.

       10.  Remedy for Breach.

           (a)  Both parties recognize and acknowledge that the services to be rendered under this Agreement by the Executive are special, unique, and of an extraordinary character, and that any breach or violation by the Executive of any terms and conditions of this Agreement to be performed by him including, without limitation, Sections 7, 8 and 9 hereof, may cause irreparable injury to the Company and that money damages alone will not provide an adequate remedy to the Company.  It is therefore agreed that, without in any way limiting any other rights, defenses, powers or privileges which the Company may then have, including any determinable compensatory damages or other remedies or relief, the Company shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction in New York State, either in law or in equity, to enforce the specific performance of the provisions of this Agreement by the Executive and/or to enjoin the Executive from acting in breach of violation hereof.  If any of the restrictions set forth in this Agreement are declared invalid or unenforceable for any reason by a court of competent jurisdiction or by any arbitral or administrative determination, the validity and enforceability of the remainder of such restrictions shall not thereby be adversely affected, provided, however, that the Company’s obligation to continue to make payments to the Executive shall cease coterminously with such decision with respect to the restrictions.

       11.  Representations and Warranties of the Executive.

           (a)  The Executive represents and warrants to the Company that (i) the Executive is under no contractual or other restriction or obligation which is inconsistent with the execution of this Agreement, the performance of his duties hereunder or the other rights of the Company hereunder, and (ii) the Executive is under no known disability that would hinder the performance of his duties under this Agreement.

       12.  Notices.

           (a)  All notices provided for in this Agreement shall be given in writing, addressed to the parties at the addresses set forth below (or to such other addresses as may be specified by either party in the manner provided in this Section 12), and deposited, certified mail, return receipt requested, postage prepaid, in the United States mail:

                    TO:     GAMCO Investors, Inc.

                              One Corporate Center

                              Rye, New York 10580

                              Attention: General Counsel

                    TO:     Jeffrey M. Farber

                               78 Emery Drive

                               Stamford, CT  06902

       13.   Severability.

           (a)  In the event that any term or condition of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or condition hereof and this Agreement shall be interpreted and construed as if such terms or conditions, to the extent the same shall have been held to be invalid, illegal or unenforceable, had never been contained herein.

       14.  Entire Agreement; Modification.

           (a)  This Agreement contains the entire understanding between the Company and the Executive regarding the employment relationship between them and there are no other representations, warranties, covenants or agreements with respect to such employment relationship which are not contained herein.  This Agreement, together with the Plan and the Award Agreement, the terms of which are incorporated by reference into this Agreement as if set forth herein in their entirety, supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, written or oral, of the parties hereto, relating to the matters covered by this Agreement.  This Agreement may not be modified or amended except by a further written instrument duly executed by each party.

       15.  Waiver.

           (a)  Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any other provision of this Agreement.  The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.  Any waiver must be in writing, signed by the party giving such waiver.

       16.  Captions.

           (a)  The captions hereof are for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

       17.  Arbitration.

           (a)  All controversies arising between the Company and the Executive arising under this Agreement, including but not limited to those involving the construction, performance or breach of this Agreement, shall be determined by arbitration, except as provided in Section 10 of this Agreement.  This agreement to arbitrate includes but is not limited to any employment-related claims the Executive may have or assert against the Company or its officers, directors, employees, shareholders or agents under federal, state or local statutes, regulations or common law including, without limitation, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefit Protection Act of 1990, the Family and Medical Leave Act of 1993, the Americans with Disabilities Act of 1990, and the New York State Human Rights Law.  Arbitration shall be held in New York City or Westchester, New York before the arbitration facility provided by JAMS, in accordance with its arbitration rules then in force, if applicable.  Both parties specifically waive any rights they have or may have to seek or be awarded punitive damages for any reason.  Judgment upon the award of the arbitrators may be entered in any state or federal court having jurisdiction.   As used in this Section 17, "Company" shall include GAMCO Investors, Inc., GAMCO Asset Management Inc., Gabelli Funds, LLC, Gabelli Securities, Inc., Gabelli & Company, Inc., Teton Advisors, Inc., Gabelli Fixed Income L.L.C., Darien Associates L.L.C., Gabelli Fixed Income Distributors, Inc., Gabelli Fixed Income, Inc., Gabelli & Partners, LLC, GGCP, Inc. and their parents, subsidiaries, affiliates, divisions and successors.

       18.  Section 409A and Section 4999 Compliance.

           (a)  This Agreement is intended to comply with Sections 409A and 4999 of the Code, so as to avoid the imposition of any tax pursuant to Section 409A and Section 4999, and in the case of any ambiguity, shall be interpreted accordingly.  In the event that the Company or the Executive subsequently determine that the provisions of this Agreement would subject the Executive to a tax under Section 409A or Section 4999, the Company and the Executive shall negotiate in good faith to revise the Agreement so as to prevent the imposition of such tax, if possible, while preserving the original intent of this Agreement.

       19.   Assignability.

           (a)  This Agreement is binding upon the Company, the Executive, and their respective successors and assigns.  The rights and obligations set forth under this Agreement may be assigned by the Company.  The Executive acknowledges that his duties set forth in this Agreement are personal as to him and no assignment by the Executive shall be effective absent the express written consent of the Company.

       20.  Governing Law.

           (a)  This Agreement is intended to be performed primarily in the State of New York, and the laws of the State of New York will control any questions concerning the validity or interpretation of this Agreement.

       21.  Counterparts.

           (a)  This Agreement may be executed as counterparts, each of which will constitute an original and all of which, when taken together, will constitute one agreement.          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

GAMCO INVESTORS, INC.

By:       _____________________________

            Mario J. Gabelli

            Chairman and Chief Executive Officer

JEFFREY M. FARBER

________________________

Signature

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